                                                                   EXHIBIT 10.13



                           SUBORDINATED CONVERTIBLE
                              TERM LOAN AGREEMENT


                                BY AND BETWEEN


                          RESNET COMMUNICATIONS, INC.

                                  AS BORROWER


                                      AND


                       TCI SATELLITE ENTERTAINMENT, INC.

                                   AS LENDER

                         Dated as of October 21, 1996



                                  $34,603,947

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

ARTICLE 1 - Definitions...................................................... 1

ARTICLE 2 - Terms of Loan.................................................... 5
     2.1    Loans............................................................ 5
     2.2    Procedure for Loans.............................................. 5
     2.3    Interest......................................................... 5
            (a)     Interest................................................. 5
            (b)     Computation of Interest.................................. 5
            (c)     Maximum Interest Rate.................................... 5
     2.4    Payments......................................................... 6
            (a)     Payments of Loans........................................ 6
            (b)     No Prepayment............................................ 6
     2.5    No Security...................................................... 6
     2.6    Subordination.................................................... 6

ARTICLE 3 - Conditions Precedent............................................. 6
     3.1    No Existing Default.............................................. 6
     3.2    Purchase Order; Invoice.......................................... 6

ARTICLE 4 - Representations and Warranties of Borrower....................... 7
     4.1    Due Organization and Authority................................... 7
     4.2    Authorization.................................................... 7
     4.3    Governmental Requirements........................................ 7
     4.4    Consents......................................................... 7
     4.5    No Conflict...................................................... 7
     4.6    Binding Effect................................................... 7
     4.7    Litigation....................................................... 8

ARTICLE 5 - Representations and Warranties of Lender......................... 8
     5.1    Due Organization and Authority................................... 8
     5.2    Authorization.................................................... 8
     5.3    Governmental Requirements........................................ 8
     5.4    Consents......................................................... 8
     5.5    No Conflict...................................................... 9
     5.6    Binding Effect................................................... 9
     5.7    Litigation....................................................... 9


                                      (i)


ARTICLE 6 - Covenants.......................................................  9
    6.1     Accounting Records..............................................  9
    6.2     Corporate Existence.............................................  9
    6.3     Compliance With Governmental Requirements....................... 10
    6.4     Taxes and Other Liabilities..................................... 10
    6.5     Indemnification................................................. 10
    6.6     Use of Proceeds................................................. 10
    6.7     Financial Statements............................................ 10
    6.8     Insurance....................................................... 10
    6.9     Maintenance of Property......................................... 10
    6.10    Conduct of Business............................................. 10
    6.11    Notification of Events of Default and Adverse Developments...... 10
    6.12    Limitation on Transactions with Affiliates...................... 11
    6.13    Limitation on Restricted Payments............................... 11
    6.14    Merger, Consolidation and Sale of Assets........................ 12
    6.15    Limitation on Other Business.................................... 13

ARTICLE 7 - Events of Default............................................... 13
    7.1     Events of Default............................................... 13
            (a)    Bankruptcy............................................... 13
            (b)    Material Violation of Transaction Documents.............. 14
    7.2     Termination of Commitment....................................... 14
    7.3     Other Remedies.................................................. 14

ARTICLE 8 - Conversion...................................................... 14
    8.1     Conversion by Lender............................................ 14
    8.2     Effect of Conversion............................................ 17
    8.3     Limitation on Conversion Rights................................. 18
    8.4     MANDATORY CONVERSION............................................ 18

ARTICLE 9 - Warrant......................................................... 18
    9.1     Issuance of Warrant............................................. 18
    9.2     Effect of Issuance of Warrant................................... 18
    9.3     Transferability of Warrant...................................... 18

ARTICLE 10 - Further Assurances............................................. 19

ARTICLE 11 - Miscellaneous.................................................. 19
    11.1     Successors and Assigns......................................... 19
    11.2     No Implied Waiver.............................................. 19
    11.3     Amendments; Waivers............................................ 19
    11.4     Severability................................................... 20


                                     (ii)


    11.5    Notices......................................................... 20
    11.6    Construction.................................................... 21
    11.7    Survival........................................................ 21
    11.8    Governing Law; Choice of Forum.................................. 21
    11.9    Integration..................................................... 21
    11.10   Counterparts.................................................... 22


                                     (iii)

                                                                  EXECUTION COPY

                           SUBORDINATED CONVERTIBLE
                           ------------------------
                              TERM LOAN AGREEMENT
                              -------------------


     This SUBORDINATED CONVERTIBLE TERM LOAN AGREEMENT is dated as of October 21, 1996, by and between ResNet Communications, Inc., a Delaware corporation ("Borrower"), and TCI Satellite Entertainment, Inc., a Delaware corporation ("Lender").

                                   RECITALS
                                   --------

     WHEREAS, Borrower has requested Lender to lend funds to Borrower to enable Borrower to acquire certain equipment from Lender; and

     WHEREAS, Lender has agreed to lend to Borrower, subject to the terms and conditions hereof, and Borrower desires to obtain from Lender, a loan in a maximum principal amount not to exceed $34,603,947 to be used as a credit facility for Borrower to draw down the purchase price to be paid by Borrower to Lender for the purchase of certain equipment.

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby specifically acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                   ---------

                                  Definitions
                                  -----------

     In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

     "Adjusted Conversion Formula" shall have the meaning set forth in Section 8.1(b).

     "Affiliate" of any Person at any time shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person at such time; with "control" for such purposes meaning ownership of securities representing at least 75% of the economic interests in and 75% of the voting power of a Person.

     "Agreement" means this Subordinated Convertible Term Loan Agreement, as amended from time to time.

     "Base Conversion Formula" shall have the meaning set forth in Section
8.1(a).

     "Borrower" shall have the meaning set forth in the heading to this Agreement.

     "Borrower Bank Guaranty" shall mean that certain Guaranty of Borrower dated as of March 11, 1996, as amended by Amendment No. 1 to Guaranty dated as of October 21, 1996, executed and delivered in connection with that certain Loan Agreement dated as of March 11, 1996, as amended by Amendment No. 1 to Loan Agreement dated as of October 21, 1996, among LodgeNet, the Banks named therein, National Westminster Bank Plc, New York Branch, as Agent, and National Westminster Bank of Canada, as Issuing Bank.

     "Borrowing Date" shall have the meaning given it in Section 2.2 of this Agreement.

     "Business" shall mean the business of Borrower, operating as a "private cable operator" under applicable federal law providing video on-demand, basic and premium cable television programming and other interactive, multi-media entertainment and information services to subscribers in multiple dwelling units with facilities that do not use any public right-of-way.

     "Closing Date" means the date of execution of this Agreement by Lender and Borrower.

     "Commitment" means the commitment by Lender to make loans to Borrower under this Agreement up to a maximum principal amount of $34,603,947.

     "Common Control Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; with "control" for such purposes meaning the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of authority to direct the management and policies of a Person.

     "Conversion Date" means any date specified in any notice given pursuant to
Section 8.1 hereof for conversion of all or any portion of the principal amount of the Loans.

     "Conversion Stock" shall have the meaning set forth in Section 8.1.

     "Conversion Warrant" shall have the meaning set forth in Section 9.1.

     "EBITDA" shall mean gross revenues from operations less all operating expenses, determined on an accrual basis in accordance with GAAP for the most recent twelve-month period ending as of the end of the month immediately preceding the date of determination, before non-recurring items of income, gain or expense (including gain or loss on disposition of any assets) and before deduction of any amount on account of interest, income taxes, depreciation, amortization, or other similar non-cash charges.

     "Equipment" shall have the meaning set forth in Section 2.2.

     "Equipment Sale Agreement" shall have the meaning set forth in Section 2.2.

     "Event of Default" shall have the meaning set forth in Section 7.1.

     "Extension" means the right of Borrower to elect to extend the term of this Agreement for one year beyond the Maturity Date if the maximum amount of the Commitment has not been advanced under this Agreement on or before the Maturity Date, which election shall be made by Borrower by giving written notice to Lender at least 30 and not more than 180 days prior to the Maturity Date.

     "FCC" means the United States Federal Communications Commission.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Requirement" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any Governmental Authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of Borrower or to any of the property owned, leased or used by Borrower, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

     "Initial Stock" shall have the meaning set forth in Section 8.1(b).

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loans" shall have the meaning set forth in Section 2.1.

     "LodgeNet" means LodgeNet Entertainment Corporation, a Delaware corporation, the parent of Borrower, including any successor corporation.

     "LodgeNet Debt" shall have the meaning set forth in Section 2.6.

     "Material Adverse Effect" means a material adverse effect on the business, assets, operations or financial condition of a Person.

     "Maturity Date" means October 21, 2001, subject to the Extension.

     "Option Agreement" means the agreement pursuant to which Borrower is granting to Lender an option to acquire the Option Stock, which agreement is being executed and delivered on the date of and simultaneously with the execution of this Agreement.

     "Option Stock" shall mean 260,200 shares of common stock of Borrower that Borrower has granted Lender an option to acquire pursuant to the terms of the Option Agreement or the Option Warrant.

     "Option Warrant" shall mean a warrant that will be issued by Borrower to Lender to acquire the unexercised portion of the Option Stock upon the termination of the Option Agreement if Lender has not exercised its option in full to acquire the Option Stock and the Conversion Warrant is issued by Borrower to Lender.

     "Permitted Third Party Equipment Purchase" shall have the meaning set forth in Section 2.2.

     "Person" means an individual, a corporation, a partnership (general, limited or limited liability), a joint venture, an association, a trust, a limited liability company, or any other organization or entity, including a Governmental Authority.

     "Previously Issued Stock" shall have the meaning set forth in Section
8.1(b).

     "Reconciliation Stock" shall have the meaning set forth in Section 8.1(f).

     "Regulatory Restrictions" shall have the meaning set forth in Section 8.3.

     "Signal Availability Agreement" shall mean the Signal Availability Agreement being entered into between Lender and Borrower on the date of and simultaneously with the execution of this Agreement pursuant to which Lender will provide distribution of programming in connection with Borrower's Business.

     "SMATV" means satellite master antenna television.

     "Termination Date" means the date that is the earlier of (i) the Maturity Date, or (ii) the date on which the aggregate principal amount of the Loans converted pursuant to Section 8.1 is equal to the maximum amount of the Commitment.

     "Transaction Documents" shall have the meaning set forth in Section 11.9.

Each accounting term not defined herein and each accounting term partly defined herein to the extent not defined shall have the meaning given to it under GAAP.

                                   ARTICLE 2
                                   ---------

                                 Terms of Loan
                                 -------------

     2.1  Loans.  Subject to the terms and conditions of this Agreement, Lender
          -----
agrees to make loans (the "Loans") from time to time before the Termination Date in an aggregate principal amount not to exceed the maximum amount of the Commitment, including the total principal amount of Loans converted into stock of Borrower pursuant to Section 8.1. Upon prior or contemporaneous satisfaction of the conditions precedent contained in Article 3, or waiver by Lender of any conditions not so satisfied, Lender shall advance the Loans on the terms and conditions and for the uses specified in this Agreement.

     2.2  Procedure for Loans.  Borrower may borrow pursuant to this Article 2
          -------------------
by giving Lender a purchase order for integrated receiver-decoders, low-noise block converters and other equipment (the "Equipment") pursuant to the Equipment Sale Agreement (the "Equipment Sale Agreement") between Lender and Borrower dated the same date as this Agreement or by giving Lender an invoice for Equipment purchased by Borrower from a third party as permitted under the Equipment Sale Agreement (a "Permitted Third Party Equipment Purchase"). Lender shall advance Loans under this Agreement to pay the purchase price for the Equipment upon shipping the Equipment to Borrower or within 30 days after receipt of an invoice for any Permitted Third Party Equipment Purchase, as applicable (the "Borrowing Date").

     2.3  Interest.
          --------

     (a)  Interest.  The Loans shall accrue interest from the date of
          --------
disbursement on the unpaid principal amount thereof until such amount is paid in accordance with Section 2.4(a) at a rate per annum equal to seven and nine-tenths percent (7.9%), but not to exceed the Maximum Rate.

     (b)  Computation of Interest.  Interest shall accrue daily and shall be
          -----------------------
computed for the actual number of days elapsed on the basis of a year consisting of 365 days. Accrued but unpaid interest shall be accumulated and shall not be added to principal.

     (c)  Maximum Interest Rate.  Nothing in this Agreement shall require
          ---------------------
Borrower to pay interest at a rate (the "Maximum Rate") exceeding the maximum amount permitted by applicable law to be charged by Lender. If the amount of interest payable for the account of Lender on any day in respect of the immediately preceding interest computation period, computed pursuant to this Article 2, would exceed the Maximum Rate, the amount of interest payable for its account on such interest payment date shall automatically be reduced to the Maximum Rate.

     2.4  Payments.
          --------

     (a)  Payments of Loans. On the Maturity Date (subject to the Extension), if
          -----------------
Lender has not converted the Loans into the maximum amount of Conversion Stock pursuant to Section 8.1, Borrower shall issue the Conversion Warrant to Lender pursuant to Article 9, and all principal and accrued and unpaid interest on the Loans under this Agreement shall be cancelled upon issuance of the Conversion Warrant to Lender. LENDER'S SOLE RECOURSE WITH RESPECT TO THE LOANS (INCLUDING ALL ACCRUED AND UNPAID INTEREST) SHALL BE LIMITED TO EITHER CONVERSION PURSUANT TO SECTION 8.1 OR ISSUANCE OF THE CONVERSION WARRANT PURSUANT TO ARTICLE 9.

     (b)  No Prepayment.  Borrower may prepay the Loans in whole or in part only
          -------------
with the consent of Lender and on the terms and conditions agreed by Lender and Borrower.

     2.5  No Security.  The Loans made under this Agreement shall be unsecured
          -----------
obligations of Borrower.

     2.6  Subordination.  The Loans (including all accrued and unpaid interest)
          -------------
made under this Agreement shall be subordinated to (i) any intercompany loans made by LodgeNet to Borrower (the "LodgeNet Debt"), (ii) the Borrower Bank Guaranty, and (iii) to any other debt incurred by Borrower, all in accordance with the Subordination Provisions attached as Exhibit A. The Subordination Provisions set forth in Exhibit A hereto are, for every purpose, fully incorporated and made an integral part of the enforceable terms and conditions of this Agreement.

                                   ARTICLE 3
                                   ---------

                             Conditions Precedent
                             --------------------

     The obligation of Lender to make any Loan is subject to the following conditions precedent:

     3.1  No Existing Default.  No Event of Default shall exist on the Borrowing
          -------------------
Date; and

     3.2  Purchase Order; Invoice.  Lender shall have received a purchase order
          -----------------------
for Equipment or an invoice for a Permitted Third Party Equipment Purchase for a purchase price in the amount of the Loan to be advanced on the Borrowing Date.

                                   ARTICLE 4
                                   ---------

                  Representations and Warranties of Borrower
                  ------------------------------------------

     In order to induce Lender to enter into this Agreement and to make the Loans, Borrower makes the following representations and warranties to Lender:

     4.1  Due Organization and Authority.  It (a) is a corporation, duly
          ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, (b) is authorized to transact business and is in good standing in each state where its ownership of assets or conduct of business requires such qualification, and (iii) has all corporate powers required to carry on its business as conducted on the date hereof and as proposed to be conducted, with such exceptions to clauses (ii) and (iii) as would not have a Material Adverse Effect on Borrower or a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or under the Transaction Documents.

     4.2  Authorization.  The execution, delivery and performance by it of
          -------------
this Agreement an d the Transaction Documents are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each Person executing this Agreement and the Transaction Documents on behalf of Borrower is fully authorized to execute and deliver the same.

     4.3  Governmental Requirements.  The execution, delivery, and performance
          -------------------------
by it of this Agreement and the Transaction Documents require no material action by or in respect of, or material filing with, any Governmental Authority other than those that have been obtained or made and are in full force and effect.

     4.4  Consents.  No consent by any Person under any contract to which
          --------
it or LodgeNet is a party or to which their respective assets are subject is required or necessary for the execution, delivery and performance by it of this Agreement or the Transaction Documents, except those set forth on Schedule 4.4 all of which have been obtained and are in full force and effect.

     4.5  No Conflict.  The execution, delivery and performance of this
          -----------
Agreement and the Transaction Documents by it do not and will not (x) contravene its certificate of incorporation or bylaws or (y) result in or constitute a breach or default (including any event that, with the passage of time or giving of notice, or both, would become a breach or default) under any applicable Governmental Requirement or any judgment, injunction, order, decree, contract, license, lease, indenture, mortgage, loan agreement, note or other agreement or instrument to which it is a party or by which any of its properties may be bound, the effect of which would be to cause a Material Adverse Effect on Borrower or a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or under the Transaction Documents.

     4.6  Binding Effect.  This Agreement has been duly executed and delivered
          --------------
by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

     4.7  Litigation.  There are no suits, claims, grievances, actions,
          ----------
proceedings, or governmental investigations pending or, to the best knowledge of Borrower or LodgeNet, threatened against or affecting Borrower which (i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a Material Adverse Effect on Borrower. Borrower is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a Material Adverse Effect on Borrower or a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or under the Transaction Documents.

                                   ARTICLE 5
                                   ---------

                   Representations and Warranties of Lender
                   ----------------------------------------

     Lender represents and warrants to Borrower that:

     5.1  Due Organization and Authority.  It (i) is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is authorized to transact business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualification, and (iii) has all corporate powers required to carry on its business as conducted on the date hereof and as proposed to be conducted, with such exceptions to clauses (ii) and (iii) as would not have a material adverse effect on the ability of Lender to perform its obligations under this Agreement or under the Transaction Documents.

     5.2  Authorization.  The execution, delivery and performance by it of this
          -------------
Agreement and the Transaction Documents are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each Person executing this Agreement and the Transaction Documents on behalf of Lender is fully authorized to execute and deliver the same.

     5.3  Governmental Requirements.  The execution, delivery and performance by
          -------------------------
it of this Agreement and the Transaction Documents require no material action by or in respect of, or filing with, any Governmental Authority other than those that have been obtained or made and are in full force and effect.

     5.4  Consents.  No consent by any Person under any contract to which it is
          --------
a party or to which its assets are subject is required or necessary for the execution, delivery and performance by it of this Agreement or the Transaction Documents, with such exceptions as would not have a material adverse effect on the ability of Lender to perform its obligations under this Agreement or under the Transaction Documents.

     5.5  No Conflict.  The execution, delivery and performance by it of this
          -----------
Agreement and the Transactions Documents do not and will not (x) contravene its certificate of incorporation or bylaws or (y) result in or constitute a breach or default (including any event that, with the passage of time or giving of notice, or both, would become a breach or default) under any applicable Governmental Requirement or any judgment, order, decree, contract, license, lease, indenture, mortgage, loan agreement, note, security agreement or other agreement or instrument to which it is a party or by which any of its properties may be bound, the effect of which would be to cause a material adverse effect on the ability of Lender to perform its obligations under this Agreement or under the Transaction Documents.

     5.6  Binding Effect.  This Agreement has been duly executed and delivered
          --------------
by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

     5.7  Litigation.  There are no suits, claims, grievances, actions,
          ----------
proceedings, or governmental investigations pending or, to the best knowledge of Lender, threatened against or affecting Lender which (i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Transaction Documents or (ii) might have a material adverse effect on the ability of Lender to perform its obligations under this Agreement or under the Transaction Documents. Lender is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the ability of Lender to perform its obligations under this Agreement or under the Transaction Documents.

                                   ARTICLE 6
                                   ---------

                                   Covenants
                                   ---------

     Unless Lender shall agree in writing otherwise, Borrower shall comply with the following provisions so long as any Loans are outstanding:

     6.1  Accounting Records.  Borrower shall maintain adequate books and
          ------------------
accounts in accordance with GAAP consistently applied. Borrower shall promptly furnish to Lender any information regarding its business or finances as Lender may reasonably request.

     6.2  Corporate Existence.  Borrower shall preserve and maintain its
          -------------------
corporate existence and shall preserve all of its licenses, privileges and contracts and other rights necessary or desirable in the normal course of its business, except to the extent that the failure to preserve and maintain such rights would not have a Material Adverse Effect on Borrower or a material adverse effect on the ability of Borrower to perform is obligations under this Agreement or under the Transaction Documents.

          6.3  Compliance With Governmental Requirements.  Borrower shall comply
               -----------------------------------------
with all Governmental Requirements, except where the failure to do so would not have a Material Adverse Effect on Borrower or a material adverse effect on the ability of Borrower to perform is obligations under this Agreement or under the Transaction Documents.

          6.4  Taxes and Other Liabilities.  Borrower shall pay and discharge
               ---------------------------
when due any and all indebtedness, obligations, assessments and real and personal property taxes, including, but not limited to, federal and state taxes, except as may be subject to good faith contest diligently pursued.

          6.5  Indemnification.  Borrower shall indemnify and hold Lender and
               ---------------
its agents, successors and assigns (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including, without limitation, the reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of the making of the Loans.

          6.6  Use of Proceeds.  Borrower shall use the proceeds of the Loans
               ---------------
only to purchase Equipment from Lender or to make a Permitted Thirty Party Equipment Purchase pursuant to the Equipment Sale Agreement.

          6.7  Financial Statements.  Borrower shall furnish to Lender such
               --------------------
financial statements of Borrower and such additional information, reports or statements as Lender may from time to time reasonably request.

          6.8  Insurance.  Borrower shall maintain insurance with responsible
               ---------
insurance companies against such risks, on such properties and in such amounts as is customarily maintained by similar businesses and consistent with Borrower's past practices.

          6.9  Maintenance of Property.  Borrower shall maintain, keep and
               -----------------------
preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacement and improvements thereto, with such exceptions as would not have a Material Adverse Effect on Borrower.

          6.10  Conduct of Business.  Borrower shall (i) use reasonable
                -------------------
commercial efforts to preserve, renew and keep in full force and effect all of its contracts, (ii) use reasonable commercial efforts to preserve, renew and maintain in full force and effect all of its franchises and licenses necessary or desirable in the normal conduct of its business, and (iii) comply with the terms of all instruments which evidence, secure or govern its indebtedness, with such exceptions as would not have a Material Adverse Effect on Borrower.

          6.11  Notification of Events of Default and Adverse Developments.
                ----------------------------------------------------------
Borrower shall promptly notify Lender of the occurrence of (i) any Event of Default hereunder; (ii) any event, development or circumstance whereby the financial statements most recently furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of Borrower as of the date of such financial statements; (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of Borrower) against Borrower;
(iv) each and every event which would be an event of default (or an event which with the giving of notice or lapse of time or both would be an event of default) under any indebtedness of Borrower, such notice to include the names and addresses of the holders of such indebtedness and the amount thereof; and
(v) any other development in the business or affairs of Borrower if the effect thereof involves a significant risk of a Material Adverse Effect on Borrower; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

          6.12  Limitation on Transactions with Affiliates.  Borrower will not
                ------------------------------------------
amend the Borrower Bank Guaranty to extend the liability of Borrower beyond the LodgeNet Debt; and Borrower will not, and will not permit any of its subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any of their respective Common Control Affiliates, except upon fair and reasonable terms no less favorable to Borrower than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not a Common Control Affiliate. The foregoing limitation does not limit, and shall not apply to (i) any sale of Equipment by Borrower to LodgeNet in accordance with the terms of the Equipment Sale Agreement; (ii) transactions for which Borrower or a subsidiary delivers to Lender a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Borrower or such subsidiary from a financial point of view; (iii) any transaction solely between Borrower and any of its wholly owned subsidiaries or solely between wholly owned subsidiaries; or (iv) any Restricted Payments not prohibited by Section 6.13.

          6.13  Limitation on Restricted Payments.  Borrower will not, and will
                ---------------------------------
not permit any of its subsidiaries to, directly or indirectly, (A) declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable solely in shares of stock of the same class or in options, warrants or other rights to acquire such shares); (B) purchase, redeem, retire or otherwise acquire for value any shares of capital stock of Borrower or any of its subsidiaries (including options, warrants or other rights to acquire such shares of capital stock); or (C) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (A) through (C) of this sentence being collectively "Restricted Payments"). Notwithstanding the foregoing, Restricted Payments shall not include, and the limitation on Restricted Payments contained in this Section
6.13 shall not be deemed to restrict or limit, (i) payments of principal and interest on LodgeNet Debt in accordance with the terms and conditions of such LodgeNet Debt which shall be a direct pass-through of the interest rate and amortization provisions of debt incurred by LodgeNet from an unrelated third party some or all of the proceeds of which are used for purposes of making an intercompany loan to Borrower, (ii) payments of principal and interest on LodgeNet Debt the terms of which shall provide for regularly scheduled amortization beginning three years from the date of incurrence of such LodgeNet Debt based on the weighted average interest rate on and weighted average term of debt (excluding revolving credit facilities) incurred by LodgeNet from unrelated third parties if the proceeds of any LodgeNet Debt result from equity investments in LodgeNet, (iii) payment of a management fee to LodgeNet in an amount equal to three percent (3%) of Borrower's gross revenues from operations, not including non-recurring items included in gross revenues, with a minimum annual payment of $500,000 and a maximum annual payment of $2,000,000, or
(iv) payment for goods and services permitted under Section 6.12.

          For purposes of this Section 6.13, an "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding installations of Equipment and advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as assets or accounts receivable on the balance sheet of Borrower or any of its subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person.

          For purposes of this Section 6.13, a "Permitted Investment" means
(i) an Investment in a wholly owned subsidiary of Borrower or a Person which will, upon the making of such Investment, become a wholly owned subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Borrower or a wholly owned subsidiary of Borrower; provided that such Person's primary business is related, ancillary or complementary to the businesses of Borrower on the date of such Investment; (ii) an Investment in a Person that is nonrecourse to Borrower or any of its subsidiaries and for which Borrower receives reasonably equivalent value as determined in good faith by Borrower's board of directors; or (iii) a Temporary Cash Investment.

          For purposes of this Section 6.13, "Temporary Cash Investment" means an investment in any of the following: (i) obligations issued or guaranteed by the United States of America; (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital and surplus in an aggregate amount of not less than $100,000,000; (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency; (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any state thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations; and (v) shares of "money market funds," each having net assets of not less than $100,000,000; in each case maturing or being due or payable in full not more than 180 days after Borrower's acquisition thereof.

          6.14  Merger, Consolidation and Sale of Assets.  Borrower will not
                ----------------------------------------
consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a wholly owned subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving Person or Borrower) shall be issued or distributed to the shareholders of Borrower) or permit any Person to merge with or into Borrower unless: (i) Borrower shall be the continuing Person, or the Person (if other than Borrower) formed by such consolidation or into which Borrower is merged or that acquired or leased such property and assets of Borrower shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof; (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis, Borrower or any Person becoming the successor to Borrower shall have a consolidated EBITDA equal to or greater than the consolidated EBITDA of Borrower immediately prior to such transaction. The foregoing limitation shall not apply to (A) any sale, lease, or other disposition of assets in the ordinary course of business, or (B) any sale, lease, or other disposition of assets in an aggregate amount not exceeding ten percent (10%) of the total assets of Borrower determined on a fair market value basis so long as Borrower receives fair and reasonable consideration for such assets as determined in good faith by Borrower's board of directors.

          6.15  Limitation on Other Business.  Borrower will not, during any
                ----------------------------
three month period, permit less than 90% of the total consolidated gross revenues of Borrower and its subsidiaries, not including non-recurring items included in gross revenues, for such period to be derived from the operation and maintenance of its Business.

                                   ARTICLE 7
                                   ---------

                               Events of Default
                               -----------------

          7.1  Events of Default.  Each of the following shall constitute an
               -----------------
Event of Default under this Agreement:

          (a)  Bankruptcy.  Borrower shall institute a voluntary case seeking
               ----------
liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or Borrower shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or Borrower shall apply for, or by consent or acquiescence there shall be an appointment of, or a decree or order of a court of competent jurisdiction shall have been issued for the appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar power; or Borrower shall make an assignment for the benefit of creditors; or Borrower shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of Borrower under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against Borrower under any applicable federal or state law, and (i) the petition commencing the involuntary case is not timely controverted; or (ii) the petition commencing the involuntary case is not dismissed within 30 days of its filing; or (iii) an interim trustee is appointed to take possession of all or a portion of the property, to operate all or any part of the business of Borrower; or (iv) an order for relief shall have been issued or entered therein; provided, however, that none of the events described in this Section 7.1(a) shall be deemed to be an Event of Default if upon the happening of such event, or during the continuation of such event, Lender is obligated to continue to perform under and has no right to terminate the Equipment Sale Agreement, and in such event Lender shall be obligated to continue to advance Loans under this Agreement in the amount of the purchase price of Equipment purchased under the Equipment Sale Agreement or to make any Permitted Third Party Equipment Purchase.

          (b)  Material Violation of Transaction Documents.  Borrower shall
               -------------------------------------------
(i) make any material unauthorized use of the Equipment in contravention of the terms of the Equipment Sale Agreement, (ii) make any material unauthorized use of the programming service in contravention of the Signal Availability Agreement, (iii) fail to issue any of the Initial Stock, Conversion Stock, Reconciliation Stock, or Option Stock to Lender in contravention of the Transaction Documents, (iv) permit to occur any breach of the covenant contained in Section 6.15 of this Agreement, (v) fail to make any payment to Lender required under any of the Transaction Documents, subject to any notice and opportunity to cure provisions with respect to any such payment obligations contained in the Transaction Documents, or (vi) fail to consummate the recapitalization required under and in accordance with the provisions of the Stockholders' Agreement included in the Transaction Documents.

          7.2  Termination of Commitment.  If any Event of Default shall occur,
               -------------------------
Lender shall have no obligation to make further Loans hereunder.

          7.3  Other Remedies.  If any Event of Default shall occur and be
               --------------
continuing, Lender shall have, in addition to the remedies set forth in Section
7.2 hereof, all other remedies otherwise available at law or in equity.

                                   ARTICLE 8
                                   ---------

                                  Conversion
                                  ----------

          8.1  Conversion by Lender.  The Loans (including all accrued and
               --------------------
unpaid interest) shall be convertible, in whole or in part, from time to time into shares of the common stock of Borrower (the "Conversion Stock") in accordance with the following provisions of this Section 8.1. In order to exercise the conversion under this Section 8.1, Lender shall send a written notice to Borrower that Lender is exercising such conversion as of a specified date that shall be at least five business days, but not more than 30 days, from the date upon which the notice is sent. Such notice shall specify the total principal amount of the Loans to be converted.

               (a)  On or after the first anniversary of the Closing Date,
                    (i) if the principal amount of the Loans advanced under this Agreement prior to such first anniversary is $1,405,785 or less, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of common stock of Borrower that represent, immediately after issuance of such shares, 1.3% of the issued and outstanding common stock of Borrower, or (ii) if the principal amount of the Loans advanced under this Agreement prior to such first anniversary is more than $1,405,785, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of common stock of Borrower that represent, immediately after issuance of such shares, the percentage of the issued and outstanding common stock of Borrower based on the following calculation (the "Base Conversion Formula"):

(                                                                )
(   (   Outstanding Principal    +                 )             )
(   (         of Loans                 $5,396,053  )   x  36.99  )   - 4.99
(   (   -----------------------------------------  )             )
(   (               $40,000,000                    )             )
(                                                                )

               (b) On or after the second anniversary of the Closing Date, (i) if the principal amount of the Loans advanced under this Agreement as of such second anniversary is $10,608,273 or less, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of the common stock of Borrower so that, when combined with the shares of the common stock of Borrower subscribed for by and issued to Lender on the Closing Date (the "Initial Stock") and the Conversion Stock issued upon any previous conversion of the Loans under this Agreement (collectively, the "Previously Issued Stock"), Lender will hold a total of 14.8% of the issued and outstanding common stock of Borrower, or (ii) if the principal amount of the Loans advanced under this Agreement as of such second anniversary is more than $10,608,273, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of common stock of Borrower that represent, immediately after issuance of such shares, the percentage of the issued and outstanding common stock of Borrower based upon the following calculation (the "Adjusted Conversion Formula"):

                                                      Percentage Previously
                          Base Conversion Formula -   Issued to Lender on
                                                      Prior Conversion

               (c) On or after the third anniversary of the Closing Date, (i) if the principal amount of the Loans advanced under this Agreement as of such third anniversary is $22,600,703 or less, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of the common stock of Borrower so that, when combined with the Previously Issued Stock, Lender will hold shares of common stock of Borrower that represent, immediately after issuance of such shares, a total of 25.89% of the issued and outstanding common stock of Borrower, or (ii) if the principal amount of the Loans advanced under this Agreement as of such third anniversary is more than $22,600,703, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of common stock of Borrower that represent, immediately after issuance of such shares, the percentage of the issued and outstanding common stock of Borrower based on the Adjusted Conversion Formula.

               (d) On and after the fourth anniversary of the Closing Date, the entire outstanding principal of and accrued interest on the Loans will be convertible into shares of the common stock of Borrower so that, when combined with the Previously Issued Stock, Lender will hold shares of common stock of Borrower that represent, immediately after issuance of such shares, a total of 36.99% of the issued and outstanding common stock of Borrower.

               (e)  For purposes of any conversion under paragraphs (a), (b),
                    (c), and (d) above, at all times there shall be deemed to be at least $1.00 in outstanding principal on the Loans.

               (f) In addition to the shares of Conversion Stock issuable to Lender under the preceding provisions of this Section 8.1, Borrower agrees to reserve and hold as Treasury Stock for contingent issuance to Lender 152,750 additional shares of the common stock of Borrower (subject to appropriate adjustment in the event of any stock split, reverse stock split, stock dividend, reclassification, subdivision, recapitalization, combination, exchange of shares, or a special dividend or distribution to holders of shares of Borrower's common stock with respect to such shares as a result of a disposition of assets, if the record date of such stock split, reverse stock split, stock dividend, reclassification, subdivision, recapitalization, combination, exchange of shares, or special dividend or distribution is after the date of this Agreement as first above written but before the issuance of the Option Stock) (the "Reconciliation Stock"). The intent of the parties in reserving the Reconciliation Stock for issuance upon exercise of the Option is to enable Lender, upon purchase or acquisition of the Initial Stock, the Conversion Stock and the Option Stock, to own shares of Borrower's common stock equal to 50% of Borrower's outstanding common stock as of the Closing Date (but determined after issuance of the Initial Stock, the Conversion Stock, the Option Stock, and the Reconciliation Stock), assuming for this purpose that LodgeNet owns one million such shares and that no other shares (or securities or instruments convertible into or exchangeable for shares of common stock) have been issued. The Reconciliation Stock shall be issued to Lender, without further consideration payable by Lender, simultaneously with the issuance of the Option Stock to Lender. If the Option Agreement is terminated and the Option Warrant is not required to be issued upon termination of the Option Agreement or if the Option Warrant expires, in either case without issuance of the Option Stock to Lender, the Reconciliation Stock shall be cancelled by Borrower.

               (g) If this Agreement is terminated prior to Lender advancing to Borrower the full amount of the Commitment, then Lender acknowledges and agrees that any shares of Conversion Stock that have been issued or are issuable to Lender in excess of the number of shares of Conversion Stock that would have been issued or would be issuable to Lender based upon the issuance of Conversion Stock representing, immediately after such issuance, one percent of the issued and outstanding common stock of Borrower, determined based upon the intent of the parties and the assumptions set forth in the second sentence of Section 8.1(f), for each $1,081,373.30 in Loans advanced hereunder may be cancelled by Borrower for failure of consideration.

               (h) If any event occurs, including, without limitation, the issuance of additional shares of capital stock by Borrower or the issuance of any debt or equity securities convertible or exchangeable into shares of capital stock of Borrower, as to which in the reasonable opinion of Borrower or Lender, in good faith, after consideration of the effect and purposes of the preemptive rights available to LodgeNet and Lender under the Stockholders' Agreement, the other provisions of this Section 8.1 are not strictly applicable but the lack of an adjustment to the number of shares of Conversion Stock or Reconciliation Stock to be issued to Lender would not fairly protect the rights of Lender, Borrower, or LodgeNet in accordance with the basic intent and principles of the provisions of this Section 8.1, or if strictly applicable, would not fairly protect the rights of Lender, Borrower, or LodgeNet in accordance with the basic intent and principles of the provisions of this Section 8.1, then Borrower and Lender will negotiate in good faith regarding the appropriate adjustment to the number of shares of Conversion Stock or Reconciliation Stock to be issued to Lender consistent with the basic intent and principles established in the other provisions of this Section 8.1. If Borrower and Lender are unable to agree on an appropriate adjustment within 30 days, then Borrower shall appoint a firm of certified public accountants (which may be the regular auditors of Borrower) of recognized national standing, which shall give their opinion on the adjustment, if any, to the number of shares of Conversion Stock or Reconciliation Stock to be issued to Lender, on a basis consistent with the basic intent and principles established in the other provisions of this Section 8.1. Upon receipt of such opinion, Borrower, Lender, and LodgeNet shall forthwith make the adjustments described therein.

               (i) Borrower and Lender agree that Schedule 8.1 sets forth examples of the calculations contained in the provisions of this Section 8.1 that reflect the basic intent and principles of the provisions of this Section 8.1.

          8.2  Effect of Conversion.  On each Conversion Date, Borrower shall
               --------------------
deliver to Lender a certificate representing the number of shares of common stock of Borrower issued to Lender on such Conversion Date based upon Lender's exercise of the conversion as provided in Section 8.1. In the event and to the extent that Lender exercises the conversion, the principal amount of the Loans as to which Lender exercises the conversion (and all accrued and unpaid interest on such principal) shall be deemed repaid by Borrower to Lender. In the event that Lender exercises the conversion, the parties to this Agreement agree to execute all documents necessary to reflect the effect of the exercise of such conversion and the repayment of such Loans (and all accrued and unpaid interest thereon) as described in the preceding sentence.

          8.3  Limitation on Conversion Rights.  Lender shall not convert all or
               -------------------------------
any part of the Loans into Conversion Stock to the extent that such conversion would cause Borrower or Lender to violate any Governmental Requirement, including, without limitation, a violation of 47 U.S.C. (S) 533(a)(2), or any successor statute, or any regulations of the FCC promulgated thereunder if any SMATV service offered by Borrower continued to be offered after such conversion separate and apart from any applicable franchised cable service (the "Regulatory Restrictions"), and any purported conversion by Lender under Section 8.1 that would result in a violation of the Regulatory Restrictions shall be deemed null and void.

          8.4  MANDATORY CONVERSION.  LENDER SHALL BE OBLIGATED TO CONVERT THE
               --------------------
LOANS INTO CONVERSION STOCK IN FULL IN ACCORDANCE WITH SECTION 8.1 AT ANY TIME THAT SUCH CONVERSION WOULD NOT VIOLATE ANY GOVERNMENTAL REQUIREMENT, INCLUDING THE REGULATORY RESTRICTIONS.

                                   ARTICLE 9
                                   ---------

                                    Warrant
                                    -------

          9.1  Issuance of Warrant.  On the Maturity Date (subject to the
               -------------------
Extension), if Lender has not fully exercised the conversion right under Section 8.1, Borrower shall issue to Lender a warrant to acquire the number of shares of the common stock of Borrower equal to the unconverted portion of the Conversion Stock (the "Conversion Warrant"). The Conversion Warrant shall be in the form of Exhibit B to this Agreement.

          9.2  Effect of Issuance of Warrant.  Upon issuance of the Conversion
               -----------------------------
Warrant by Borrower to Lender, all principal of (and accrued and unpaid interest on) the Loans shall be cancelled and shall be deemed repaid in full by Lender. Upon delivery of the Conversion Warrant by Borrower to Lender, the parties to this Agreement agree to execute all documents necessary to reflect the effect of issuance of the Conversion Warrant and the repayment of the Loans (and all accrued and unpaid interest thereon) as described in the preceding sentence.

          9.3  Transferability of Warrant.  The Conversion Warrant may be
               --------------------------
transferred only in accordance with its terms and only simultaneously with and to the same Person to whom the Option

Warrant (if the Option Warrant is issued, unless the Option Warrant has been previously terminated or is terminated simultaneously with the transfer of the Conversion Warrant) is transferred.

                                   ARTICLE 10
                                   ----------

                               Further Assurances
                               ------------------

          From time to time after the date hereof and without further consideration, Borrower and Lender will execute and deliver, or arrange for the execution and delivery of, such other instruments or documents and take or arrange for such other actions as may reasonably be requested to give full effect to this Agreement and the Transaction Documents.

                                   ARTICLE 11
                                   ----------

                                 Miscellaneous
                                 -------------

          11.1  Successors and Assigns.  Neither Lender nor Borrower may assign
                ----------------------
any of its rights or delegate any of its duties hereunder without the prior written consent of the other; provided that either Lender or Borrower may assign this entire Agreement to an Affiliate of such Person or to a Person that acquires all or substantially all of the assets or business of such Person if such Person gives prior written notice to the other party and delivers an assumption agreement of such assignee in form and substance reasonably satisfactory to the other party pursuant to which such assignee assumes the obligations of the assigning party under this Agreement. Each of Lender and Borrower agrees that it will cause any acquiror of all or substantially all of the assets or business of such Person to assume this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Lender and Borrower, their respective successors and permitted assigns. For purposes of this Section 11.1, "assign" shall mean to directly or indirectly sell, assign, convey, lease, sublease or permit the use of, in any manner, any rights or obligations under this Agreement.

          11.2  No Implied Waiver.  Either party's failure to enforce any
                -----------------
provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violations thereof or prevent that party thereafter from enforcing each and every other provision of this Agreement. No waiver of any right or remedy hereunder shall be effective unless contained in a writing signed by the waiving party. The rights granted to the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

          11.3  Amendments; Waivers.  No amendment, modification or waiver of,
                -------------------
or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by Borrower and Lender. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

          11.4  Severability.  If any portion or portions of this Agreement
                ------------
shall be deemed, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable, and in effect, unless such remaining portion or portions are not reasonably adequate to accomplish the basic purposes and intent of the parties.

          11.5  Notices.  All notices, demands, requests, or other
                -------
communications which may be or are required to be given, served, or sent by one party to the other party pursuant to this Agreement (except as otherwise specifically provided in this Agreement) shall be in writing and shall be delivered personally, by overnight messenger or mailed by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to ResNet:          808 West Avenue North
                                 Sioux Falls, South Dakota 57104
                                 Attn: Chief Operating Officer
                                 Telephone:  (605) 330-1330

                                 With a copy similarly addressed to the
                                 attention of Eric R. Jacobsen, Vice President and General Counsel

          With a copy to:        Pillsbury Madison & Sutro L.L.P.
                                 235 Montgomery Street
                                 San Francisco, California  94104
                                 Attn:  Gregg F. Vignos, Esq.
                                 Telephone:  (415) 983-1649

          If to TCI-Satellite:   8085 South Chester Street
                                 Suite 300
                                 Englewood, Colorado  80112
                                 Attn:  Toby DeWeese
                                 Telephone:  (303) 712-4725

                                 With a copy similarly addressed to the
                                 attention of Corporate Counsel
                                 Telephone: (303) 712-4618

          With a copy to:        Sherman & Howard L.L.C.
                                 633 Seventeenth Street
                                 Suite 3000
                                 Denver, Colorado 80202
                                 Attn: Peggy Knight, Esq.
                                 Telephone: (303) 299-8140

          Either party may designate by notice in writing a new address or addressee to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee named above as to each party, with the signed messenger receipt, return receipt, or the delivery receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

          11.6  Construction.  All documentation, notices, reports and
                ------------
correspondence under this Agreement shall be submitted and maintained in the English language. As used herein, the singular shall include the plural and the plural may refer only to the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purpose of convenience only and are not part of the Agreement. Unless otherwise specified, all references to Sections and Exhibits in this Agreement are references to Sections of, and Exhibits to, this Agreement.

          11.7  Survival.  Termination or expiration of this Agreement for any
                --------
reason shall not release either party from any liabilities or obligations set forth in this Agreement which the parties have expressly agreed shall survive any termination or expiration, or remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

          11.8  Governing Law; Choice of Forum.  This Agreement shall be
                ------------------------------
governed and interpreted by the laws of the State of Delaware, without regard to its conflict of law rules. The parties agree that all litigation relating to this Agreement shall be brought in the state and federal courts of appropriate subject matter jurisdiction in Delaware and each party hereby submits itself to the non-exclusive in personam jurisdiction of such courts for purposes of any such litigation. Neither party shall object to venue in such courts on the grounds of an inconvenient forum or otherwise. In the event of any litigation between the parties relating to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys fees and other costs of preparing for and participating in the litigation, including all appeals.

          11.9  Integration.  This Agreement, together with all exhibits,
                -----------
schedules, appendices, and other attachments, expresses the understanding of the parties thereto and supersedes all prior agreements, whether oral or written, relating to the subject matters specifically expressed herein; provided, however, that the parties acknowledge that simultaneously with the execution of this Agreement they or their affiliates are entering into the Equipment Sale Agreement, a Subscription Agreement, the Signal Availability Agreement, the Option Agreement, a Stockholders' Agreement, and a Standstill Agreement, which documents are related to this Agreement in that they collectively document a transaction between the parties of which this Agreement is a part (collectively, the "Transaction Documents").

          11.10  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RESNET COMMUNICATIONS, INC.             TCI SATELLITE ENTERTAINMENT, INC.



By:                                     By:
   ------------------------------          --------------------------------
Name:                                   Name:
     ----------------------------          --------------------------------
Title:                                  Title:
      ---------------------------             -----------------------------


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